UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012 (February 3, 2012)

CCA Industries, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY 07073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2012, the Board of Directors of CCA Industries, Inc., by resolution, agreed to allow the Stockholder Protection Rights Agreement entered into on February 9, 2011 to expire on February 9, 2012. The incorporation of the summary of the Stockholder Protection Rights Agreement herein are referenced to the summary of the terms of the Stockholder Protection Rights Agreement set forth in Item 1.01 in the Form 8-K filed on February 10, 2011. A full text of the Definitive Stockholder Protection Rights Agreement was attached as an Exhibit 4.1 to the 8-K filed on February 10, 2011. The Form 8-K filed on February 10, 2011 is incorporated by reference to this Item 1.01

Item 3.03 Material Modification to Rights of Security Holders

The response to Item 1.01 of this current Form 8-K is hereby incorporated by reference to this Item 3.03

Item 8.01 Other Events

The response to Item 1.01 of this current Form 8-K is hereby incorporated by reference to this Item 8.01. On February 9, 2012, the Company issued a press release announcing the expiration of the Stockholder Protection Rights Agreement.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1     Press release issued February 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 9, 2012

CCA Industries, Inc.

By:	/s/ Stephen A. Heit
Stephen A. Heit Chief Financial Officer